Exhibit 99(a)

NEWS RELEASE

For Immediate Release

For more information:
Michael T. Vea, Chairman, President and CEO — 812-464-9604
Sheila Stoke, Principal Accounting Officer — 812-456-7818
Gretchen Dunn, Shareholder Relations — 812-464-9677

INTEGRA BANK REPORTS INCREASE IN 1st QUARTER NET INCOME

•	Net Income Rises To $6.4 Million

•	Loan and Deposit Growth Continues, Driving Revenue Growth

•	Non-Interest Expense Declines For Third Consecutive Quarter

•	Net Interest Margin Improves —56 Basis Points From First Quarter 2004 To 3.50%

EVANSVILLE, INDIANA –April 18, 2005 – Integra Bank Corporation (Nasdaq: IBNK) today reported first quarter of 2005 net income of $6.4 million, or $0.37 per diluted share compared to the first quarter of 2004 loss of $27.2 million, or $(1.57) per diluted share. In the first quarter of 2004, the Company restructured its balance sheet and incurred debt prepayment fees of $57.0 million and a gain on sale of securities of $5.2 million, which resulted in a net loss for the quarter and the full year. The net after tax effect of the prepayment fee and the gain on securities for the first quarter of 2004 was $31.9 million. Management feels the impact of the balance sheet restructuring makes comparisons of the first quarter periods more complex. In addition to not incurring debt prepayment fees, income for the first quarter of 2005 improved due to a higher net interest margin and lower salaries and benefit expense.

Net operating income excludes debt prepayment fees, securities gains and losses and gains on the sale of the merchant portfolio. Net operating income per diluted share increased 41% from $0.27 in the first quarter of 2004 to $0.38 in the first quarter of 2005.

“We were pleased with the first quarter’s results, particularly with our revenue initiatives resulting in growth in commercial loans and valuable core deposits. These helped offset some margin decline due to the impact of the flatter yield curve,” said Michael T. Vea, Chairman, President and Chief Executive Officer.

“Our sales and service initiatives continue to gain traction and at the same time we continued to reduce our expenses,” Vea added. “We were also pleased that Moody’s confirmed Integra Bank’s investment grade deposit rating, as part of their normal annual review process.”

Return on assets and return on equity were 0.94% and 12.26%, respectively, for the first quarter of 2005 compared to (3.76)% and (47.20)% for the first quarter of 2004.

Capital ratios remain strong and increased compared to the first quarter of 2004. Tier 1 Capital ratio improved 43 basis points to 10.64% at March 31, 2005, while total capital and leverage ratios improved 6 basis points and 107 basis points to 12.58% and 7.72%, respectively.

Solid Growth In Valuable Core Deposits and Consumer Loans and, More Recently, In Commercial Loans

During the first quarter of 2005, average valuable core deposits (defined as money market, demand deposit and savings accounts) increased $54.5 million, or 5.4%, from $1,007.9 million for the first quarter of 2004. Total non-interest bearing deposit average balances grew $15.3 million, or 6.5%, over the same time period.

In late January 2005, the Company implemented its High Performance Checking marketing program to increase non-interest bearing and low interest checking accounts and balances. Average interest checking deposits increased $36.8 million to $446.2 million in the first quarter of 2005 from the same period a year ago. “The High Performance Checking program goal is to double the number of new personal checking accounts in 2005 versus 2004, and we are ahead of plan at the end of the first quarter,” commented Vea.

Total interest-bearing average deposits increased $26.7 million or about 2% from the first quarter of 2004. Total average deposits grew $42.0 million to $1,908.0 million.

First quarter average total loans decreased $11.9 million, or 1% from the same period last year, as Consumer loan growth did not offset decreases in Commercial and Mortgage loans. In comparison to the fourth quarter 2004 average balances, total average loans increased $30.8 million, an 8% annualized growth rate.

“We are encouraged by the continued commercial growth. Consumer loans, which are seasonal, are expected to increase during the next two quarters,” commented Vea. “Our continued strong valuable core deposit growth is a bright spot.”

Net Interest Margin Improves 56 Basis Points to 3.50%

Integra’s net interest margin on a tax-equivalent basis was 3.50% for the first quarter of 2005, a 56 basis point increase from the first quarter of 2004.

Compared to the same quarter a year ago, loan yields were 22 basis points higher, averaging 5.87%; securities yields were 13 basis points higher, averaging 4.80%; and interest bearing deposits were 34 basis points higher, averaging 1.88%, reflecting the impact of higher interest rates.

Net interest income on a tax-equivalent basis totaled $21.9 million for the first quarter, an 11.7% increase over the $19.6 million reported for the same period a year ago. Interest expense decreased $3.1 million from $15.6 million for the first quarter of 2004 to $12.4 million for the same period of 2005. The improvement was primarily the result of the balance sheet restructuring which lowered long-term debt interest expense by $4.9 million.

Net interest margin for the first quarter of 2005 compared to the fourth quarter of 2004 decreased 21 basis points. This was mainly the result of an interest payment on a nonaccrual loan in the fourth quarter of 2004, which accounted for 13 basis points and a reduction in overdraft fees in the first quarter of 2005.

Non-Interest Income

The first quarter of 2005 non-interest income totaled $6.5 million compared with $12.0 million for the first quarter of 2004. The first quarter of 2005 included securities losses of $0.7 million compared to gains of $5.2 million in the first quarter of 2004, which were part of the balance sheet restructuring. The Company sold its merchant processing portfolio for a gain of $0.4 million in the first quarter of 2005 which helped to reduce the impact of the High Performance Checking implementation expenses.

Non-Interest Expense

Non-interest expense totaled $19.2 million for the first quarter of 2005 compared to $77.6 million in the same quarter last year. The first quarter of 2004 included debt extinguishment expenses of $57.0 million related to the balance sheet restructuring. Excluding the debt extinguishment expenses in 2004, adjusted non-interest expense in the first quarter of 2005 was $1.3 million lower than the first quarter of 2004. Lower salaries and benefit expense reduced the impact of the new branch costs and High Performance Checking implementation expenses.

Credit Quality

Non-performing assets totaled $18.2 million at March 31, 2005, representing a $5.9 million decrease from $24.1 million a year ago. The drop from the previous year reflected a $2.7 million reduction from the payment of a defaulted municipal security, a $1.6 million reduction in nonaccrual loans, a $0.6 million reduction in loans more than 90 days past due and a $1.1 million decrease in other real estate owned.

The provision for loan losses for the first quarter of 2005 was $0.4 million compared to $0.7 million during the first quarter of 2004.

The non-performing loans to total loans ratio was 1.09% and 1.22% at March 31, 2005 and March 31, 2004, respectively.

Net charge-offs were 22 basis points of average loans in the first quarter of 2005 compared with 14 basis points in the first quarter of 2004.

The allowance for loan losses to total loans was 1.40% at March 31, 2005 and 1.54% for March 31, 2004.

Moody’s Investors Service Affirms Integra Bank Deposit Ratings

On March 25, 2005, Moody’s Investors Service reaffirmed their Baa2, investment grade rating of Integra Bank N.A.’s long term deposits with a stable outlook on the rating. Moody’s noted the “management team as a key strength” and “management’s sophistication in applying various risk management procedures throughout the organization.”

New Branch To Open In Second Quarter 2005

The Company expects to open a new full service branch in Florence, Kentucky in the second quarter of 2005. “Florence is a very attractive market because of its rapid growth, high population and its proximity to three of our community offices in the Northern Kentucky area – Crittenden, Dry Ridge, and Warsaw. In addition, it is near our Commercial Real Estate office in Covington, Kentucky,” commented Archie Brown, Executive Vice President.

Conference Call

The Company’s executive management will hold a conference call to discuss the contents of this news release, as well as business highlights and financial outlook, on Tuesday, April 19, 2005, at 10:00 a.m. CDT. The telephone number for the conference call is (888) 545-0687. The conference call also will be available by webcast within the Investor Relations section of the Company’s web site, http://www.integrabank.com.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.8 billion at March 31, 2005, Integra operates 76 banking centers and 122 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra is committed to providing the highest level of customer service to its retail, small business and corporate customers through its offices, ATMs and online banking services. For retail customers, Integra Bank N.A. offers telephone and Internet banking through its BANK ANYTIME service. Integra also offers BUSINESS BANKNET online banking for its business customers. Integra Bank Corporation’s common stock is listed on the Nasdaq National Market under the symbol IBNK. Additional information may be found at the company’s web site, http://www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Integra’s management uses these non-GAAP measures in their analysis of the company’s performance. These measures typically adjust GAAP performance to exclude other significant gains, losses, or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Integra’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of Integra’s core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Summary Operating Results Data
Here is a summary of the Company’s first quarter 2005 operating results:

Diluted net income per share of $0.37 for first quarter 2005

· Compared with $0.41 for fourth quarter 2004
· Compared with $(1.57) for first quarter 2004

Return on assets of 0.94% for first quarter 2005

· Compared with 1.04% for fourth quarter 2004
· Compared with (3.76)% for first quarter 2004

Return on equity of 12.26% for first quarter 2005

· Compared with 13.49% for fourth quarter 2004
· Compared with (47.20)% for first quarter 2004

Net interest margin of 3.50% for first quarter 2005

· Compared with 3.71% for fourth quarter 2004
· Compared with 2.94% for first quarter 2004

Allowance for loan losses of $23.3 million or 1.40% of loans at March 31, 2005

· Compared with $23.8 million or 1.43% at December 31, 2004
· Compared with $25.5 million or 1.54% at March 31, 2004
· Equaled 129.1% of non-performing loans at March 31, 2005 compared with 128.3% at December 31, 2004 and 126.5% at March 31, 2004

Non-performing loans of $18.0 million or 1.09% of loans at March 31, 2005

· Compared with $18.5 million or 1.11% of loans at December 31, 2004
· Compared with $20.2 million or 1.22% at March 31, 2004

Annualized net charge-off rate of 0.22% for first quarter 2005

· Compared with 0.26% for fourth quarter 2004
· Compared with 0.14% for first quarter 2004

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,	March 31,
ASSETS	2005	2004	2004

Cash and due from banks	$60,753	$71,770	$57,946
Federal funds sold and other short-term investments	129	64	567
Loans held for sale (at lower of cost or market value)	14,372	1,173	1,519
Securities available for sale	802,650	801,059	707,947
Regulatory stock	33,003	32,975	32,899
Loans:
Commercial loans	865,928	871,652	857,968
Consumer loans	395,645	390,433	375,489
Mortgage loans	397,798	403,239	420,142
Less: Allowance for loan losses	(23,259)	(23,794)	(25,494)

Net loans	1,636,112	1,641,530	1,628,105
Premises and equipment	51,686	50,233	55,457
Goodwill	44,839	44,839	44,839
Other intangible assets	8,464	8,697	9,904
Other assets	106,991	104,825	109,546

TOTAL ASSETS	$2,758,999	$2,757,165	$2,648,729

LIABILITIES
Deposits:
Non-interest-bearing demand	$247,457	$257,963	$228,224
Savings & interest checking	585,954	597,201	535,323
Money market	222,393	222,903	229,693
Certificates of deposit and other time deposits	837,040	818,474	822,921

Total deposits	1,892,844	1,896,541	1,816,161
Short-term borrowings	319,183	174,933	127,679
Long-term borrowings	319,109	457,359	463,007
Other liabilities	19,383	19,041	38,071

TOTAL LIABILITIES	2,550,519	2,547,874	2,444,918

SHAREHOLDERS’ EQUITY
Preferred stock - 1,000 shares authorized — None outstanding
Common stock — $1.00 stated value - 29,000 shares authorized	17,387	17,375	17,329
Additional paid-in capital	127,165	126,977	126,092
Retained earnings	68,088	64,481	52,200
Unvested restricted stock	(468)	(578)	(240)
Accumulated other comprehensive income (loss)	(3,692)	1,036	8,430

TOTAL SHAREHOLDERS’ EQUITY	208,480	209,291	203,811

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,758,999	$2,757,165	$2,648,729

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2005	2004	2004	2004	2004

INTEREST INCOME
Interest and fees on loans and leases	$24,061	$24,468	$23,836	$23,532	$23,487
Interest and dividends on securities	8,945	8,661	8,597	7,771	10,237
Dividends on regulatory stock	374	358	387	352	421
Interest on loans held for sale	105	48	44	53	34
Interest on federal funds sold and other investments	11	37	17	19	12

Total interest income	33,496	33,572	32,881	31,727	34,191

INTEREST EXPENSE
Interest on deposits	7,676	6,971	6,396	6,133	6,252
Interest on short-term borrowings	814	603	644	504	456
Interest on long-term borrowings	3,945	3,846	3,712	3,521	8,866

Total interest expense	12,435	11,420	10,752	10,158	15,574

NET INTEREST INCOME	21,061	22,152	22,129	21,569	18,617
Provision for loan losses	375	350	150	155	650

Net interest income after provision for loan losses	20,686	21,802	21,979	21,414	17,967

NON-INTEREST INCOME

Service charges on deposit accounts	3,022	3,155	3,272	3,199	2,788
Trust income	477	498	506	525	496
Other service charges and fees	2,026	1,901	2,073	2,159	1,994
Securities gains (losses)	(733)	(25)	5	(703)	5,200
Gain (Loss) on sale of other assets	422	(50)	50	1,184	176
Other	1,330	1,496	1,193	1,152	1,363

Total non-interest income	6,544	6,975	7,099	7,516	12,017

NON-INTEREST EXPENSE

Salaries	7,316	7,506	7,737	7,903	7,868
Commissions and incentives	863	967	981	1,016	1,359
Other benefits	1,636	1,870	1,820	1,860	2,020
Occupancy	1,881	1,743	1,713	1,579	1,590
Equipment	923	947	1,008	1,020	1,077
Debt prepayment fees	—	—	—	—	56,998
Low income housing expense	546	538	552	551	552
Other	6,064	6,185	6,478	6,641	6,101

Total non-interest expense	19,229	19,756	20,289	20,570	77,565

Income (loss) before income taxes	8,001	9,021	8,789	8,360	(47,581)
Income taxes expense (benefit)	1,612	1,942	1,905	1,705	(20,343)

NET INCOME (LOSS)	$6,389	$7,079	$6,884	$6,655 $	(27,238)

Earnings per share:
Basic	$0.37	$0.41	$0.40	$0.38	$(1.57)
Diluted	0.37	0.41	0.40	0.38	(1.57)
Weighted average shares outstanding:
Basic	17,343	17,337	17,328	17,312	17,297
Diluted	17,414	17,437	17,378	17,368	17,297

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	March 31,
	2005	2004

INTEREST INCOME
Interest and fees on loans and leases	$24,061	$23,487
Interest and dividends on securities	8,945	10,237
Dividends on regulatory stock	374	421
Interest on loans held for sale	105	34
Interest on federal funds sold and other investments	11	12

Total interest income	33,496	34,191

INTEREST EXPENSE
Interest on deposits	7,676	6,252
Interest on short-term borrowings	814	456
Interest on long-term borrowings	3,945	8,866

Total interest expense	12,435	15,574

NET INTEREST INCOME	21,061	18,617
Provision for loan losses	375	650

Net interest income after provision for loan losses	20,686	17,967

NON-INTEREST INCOME

Service charges on deposit accounts	3,022	2,788
Trust income	477	496
Other service charges and fees	2,026	1,994
Securities gains (losses)	(733)	5,200
Gain (Loss) on sale of other assets	422	176
Other	1,330	1,363

Total non-interest income	6,544	12,017

NON-INTEREST EXPENSE

Salaries	7,316	7,868
Commissions and incentives	863	1,359
Other benefits	1,636	2,020
Occupancy	1,881	1,590
Equipment	923	1,077
Debt prepayment fees	—	56,998
Low income housing expenses	546	552
Other	6,064	6,101

Total non-interest expense	19,229	77,565

Income (loss) before income taxes	8,001	(47,581)
Income taxes expense (benefit)	1,612	(20,343)

NET INCOME (LOSS)	$6,389	$(27,238)

Earnings per share:
Basic	$0.37	$(1.57)
Diluted	0.37	(1.57)
Weighted average shares outstanding:
Basic	17,343	17,297
Diluted	17,414	17,297

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2005	2004	2004	2004	2004
EARNINGS DATA
Net Interest Income (tax-equivalent)	$21,850	$22,910	$22,967	$22,362	$19,558
Net Income (Loss)	6,389	7,079	6,884	6,655	(27,238)
Basic Earnings Per Share	0.37	0.41	0.40	0.38	(1.57)
Diluted Earnings Per Share	0.37	0.41	0.40	0.38	(1.57)
Dividends Declared	.160	.160	.160	.160	.235
Book Value	11.99	12.05	11.91	11.19	11.76
Tangible Book Value	8.92	8.96	8.80	8.06	8.60

PERFORMANCE RATIOS
Return on Assets	0.94%	1.04%	1.01%	0.99%	(3.76)%
Return on Equity	12.26	13.49	13.67	13.38	(47.20)
Net Interest Margin (tax-equivalent)	3.50	3.71	3.73	3.66	2.94
Tier 1 Capital to Risk Assets	10.64	10.52	10.71	10.16	10.21
Capital to Risk Assets	12.58	12.56	12.90	12.40	12.52
Tangible Equity to Tangible Assets	5.74	5.76	5.81	5.28	5.75
Efficiency Ratio	66.16	64.71	66.15	68.53	76.44

AT PERIOD END
Assets	$2,758,999	$2,757,165	$2,684,355	$2,703,398	$2,648,729
Interest-Earning Assets	2,509,525	2,500,595	2,436,667	2,426,098	2,396,531
Commercial Loans	865,928	871,652	810,849	859,689	857,968
Consumer Loans	395,645	390,433	392,237	385,214	375,489
Mortgage Loans	397,798	403,239	407,899	420,381	420,142
Total Loans	1,659,371	1,665,324	1,610,985	1,665,284	1,653,599
Deposits	1,892,844	1,896,541	1,847,781	1,824,257	1,816,161
Valuable Core Deposits (1)	1,055,804	1,078,067	1,022,523	1,036,158	993,240
Interest-Bearing Liabilities	2,283,679	2,270,870	2,217,629	2,244,780	2,178,623
Shareholders’ Equity	208,480	209,291	206,856	194,315	203,811
Unrealized Gains (Losses) on Market Securities (FASB 115)	(3,692)	1,036	2,977	(5,019)	8,565

AVERAGE BALANCES
Assets	$2,751,176	$2,713,627	$2,706,245	$2,705,080	$2,911,819
Interest-Earning Assets (2)	2,496,073	2,454,084	2,449,899	2,434,566	2,651,509
Commercial Loans	856,098	821,419	830,525	866,030	868,730
Consumer Loans	391,814	391,303	390,073	378,602	371,641
Mortgage Loans	401,256	405,691	413,821	419,789	420,656
Total Loans	1,649,168	1,618,413	1,634,419	1,664,421	1,661,027
Deposits	1,908,035	1,881,730	1,839,713	1,846,671	1,865,993
Valuable Core Deposits (1)	1,062,462	1,053,133	1,031,009	1,016,073	1,007,939
Interest-Bearing Liabilities	2,269,409	2,234,207	2,240,852	2,244,158	2,417,678
Shareholders’ Equity	211,318	208,690	200,371	200,084	232,103
Basic Shares	17,343	17,337	17,328	17,312	17,297
Diluted Shares	17,414	17,437	17,378	17,368	17,297

(1) Defined as money market, demand deposit and savings accounts.

(2) Includes securities available for sale at amortized cost.
(3) Includes non-performing loans classified as loans held for sale.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands, except ratios and yields)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2005	2004	2004	2004	2004
ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans (3)	$17,883	$17,971	$19,439	$20,018	$19,468
Loans 90+ Days Past Due	132	576	490	738	685

Non-Performing Loans (3)	18,015	18,547	19,929	20,756	20,153
Other Real Estate Owned	152	243	862	823	1,266
Investment Securities	—	—	—	2,946	2,716

Non-Performing Assets	$18,167	$18,790	$20,791	$24,525	$24,135

Allowance for Loan Losses:
Beginning Balance	$23,794	$24,577	$25,007	$25,494	$25,403
Provision for Loan Losses	375	350	150	155	650
Decrease due to sale of loans	—	—	—	(299)	—
Transfer to reserve for unfunded lending commitments	—	(76)	—	—	—
Recoveries	223	222	547	904	646
Loans Charged Off	(1,133)	(1,279)	(1,127)	(1,247)	(1,205)

Ending Balance	$23,259	$23,794	$24,577	$25,007	$25,494

Ratios:
Allowance for Loan Losses to Loans	1.40%	1.43%	1.53%	1.50%	1.54%
Allowance for Loan Losses to Average Loans	1.41	1.47	1.50	1.50	1.54
Allowance to Non-performing Loans (3)	129.11	128.29	123.32	120.48	126.50
Non-performing Loans to Loans (3)	1.09	1.11	1.24	1.25	1.22
Non-performing Assets to Loans and Other Real Estate Owned (3)	1.09	1.13	1.29	1.47	1.46
Net Charge-Off Ratio	0.22	0.26	0.14	0.08	0.14

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	5.87%	5.98%	5.77%	5.64%	5.65%
Securities	4.80	4.73	4.84	4.68	4.67
Regulatory Stock	4.53	4.33	4.68	4.28	5.11
Other Earning Assets	5.61	3.23	3.25	2.66	2.45

Total Earning Assets	5.51	5.55	5.46	5.32	5.28

Cost of Funds
Interest Bearing Deposits	1.88	1.70	1.60	1.53	1.54
Other Interest Bearing Liabilities	3.11	2.88	2.62	2.48	4.68
Total Interest Bearing Liabilities	2.21	2.02	1.89	1.81	2.56

Total Interest Expense to Earning Assets	2.01	1.84	1.73	1.66	2.34

Net Interest Margin	3.50%	3.71%	3.73%	3.66%	2.94%

(1) Defined as money market, demand deposit and savings accounts.
(2) Includes securities available for sale at amortized cost.
(3) Includes non-performing loans classified as loans held for sale.

RECONCILIATION TABLE — ADJUSTED NON-INTEREST INCOME AND EXPENSE
(In thousands)

	Three Months Ended			% Change
	March 31,	December 31,	March 31,	Previous	Previous
	2005	2004	2004	Quarter	Year
Non-interest income as reported	$6,544	$6,975	$12,017
Less Gain on sale of merchant program	417	—	—
Less Securities gains (losses)	(733)	(25)	5,200

Adjusted non-interest income	$6,860	$7,000	$6,817	(2.00)	0.63

Non-interest expense as reported	$19,229	$19,756	$77,565
Less Debt prepayment expenses	—	—	56,998

Adjusted non-interest expense	$19,229	$19,756	$20,567	(2.67)	(6.51)

RECONCILIATION TABLE — NET OPERATING INCOME
(In millions, except per share data)

	Three Months Ended
	March 31,	March 31,	Percent
	2005	2004	Change

Net income (loss)	$6.4	$(27.2)
Excluding:
Gain on sale of merchant program, net of tax	0.2	—
Securities gains (losses), net of tax	(0.4)	3.2
Debt extinguishment expense, net of tax	—	35.1

Net operating income	$6.6	$4.7	40%

Diluted net income (loss) per share	$0.37	$(1.57)
Excluding:
Gain on sale of merchant program, net of tax	0.01	—
Securities gains (losses), net of tax	(0.02)	0.18
Debt extinguishment expense, net of tax	—	2.02

Diluted net operating income per share	$0.38	$0.27	41%